Exhibit 99.1

Consent of Michael Grey

As a person named for appointment to the Board of Directors of Horizon Pharma plc (“New Horizon”) following the consummation of the merger described in the Registration Statement on Form S-4 of Vidara Therapeutics International Limited (the “Registration Statement”), I consent to the inclusion of my name and biography in the Registration Statement, and I consent to being named for appointment to the Board of Directors of New Horizon.

Date:	June 26, 2014	Signature:	/s/ Michael Grey
Michael Grey

Consent of Jeff Himawan, Ph.D.

As a person named for appointment to the Board of Directors of Horizon Pharma plc (“New Horizon”) following the consummation of the merger described in the Registration Statement on Form S-4 of Vidara Therapeutics International Limited (the “Registration Statement”), I consent to the inclusion of my name and biography in the Registration Statement, and I consent to being named for appointment to the Board of Directors of New Horizon.

Date:	June 26, 2014	Signature:	/s/ Jeff Himawan, Ph.D.
Jeff Himawan, Ph.D.

Consent of Ronald Pauli

As a person named for appointment to the Board of Directors of Horizon Pharma plc (“New Horizon”) following the consummation of the merger described in the Registration Statement on Form S-4 of Vidara Therapeutics International Limited (the “Registration Statement”), I consent to the inclusion of my name and biography in the Registration Statement, and I consent to being named for appointment to the Board of Directors of New Horizon.

Date:	June 26, 2014	Signature:	/s/ Ronald Pauli
Ronald Pauli

Consent of Gino Santini

As a person named for appointment to the Board of Directors of Horizon Pharma plc (“New Horizon”) following the consummation of the merger described in the Registration Statement on Form S-4 of Vidara Therapeutics International Limited (the “Registration Statement”), I consent to the inclusion of my name and biography in the Registration Statement, and I consent to being named for appointment to the Board of Directors of New Horizon.

Date:	June 26, 2014	Signature:	/s/ Gino Santini
Gino Santini

Consent of Timothy P. Walbert

As a person named for appointment to the Board of Directors of Horizon Pharma plc (“New Horizon”) following the consummation of the merger described in the Registration Statement on Form S-4 of Vidara Therapeutics International Limited (the “Registration Statement”), I consent to the inclusion of my name and biography in the Registration Statement, and I consent to being named for appointment to the Board of Directors of New Horizon.

Date:	June 26, 2014	Signature:	/s/ Timothy P. Walbert
Timothy P. Walbert

Consent of H. Thomas Watkins

As a person named for appointment to the Board of Directors of Horizon Pharma plc (“New Horizon”) following the consummation of the merger described in the Registration Statement on Form S-4 of Vidara Therapeutics International Limited (the “Registration Statement”), I consent to the inclusion of my name and biography in the Registration Statement, and I consent to being named for appointment to the Board of Directors of New Horizon.

Date:	June 26, 2014	Signature:	/s/ H. Thomas Watkins
H. Thomas Watkins